Exhibit 107

Calculation of Filing Fee Tables

FORM F-4

(Form Type)

Alps Global Holding Pubco

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Ordinary Share, par value $0.0001 per share	Rule 457(f)(2)	160,000,000		$	N/A	(2)	$2,136 (2)	0.00015310	$0.33
Fees Previously Paid	Equity	Ordinary Share, par value $0.0001 per share	Rules 457(c) and 457(f)(1)	4,929,511	(3)(4)		10.85	(5)	$5,3485,194.35	0.00015310	$8,188.58
Fees Previously Paid	Equity	Ordinary Shares, par value $0.0001 per share underlying Warrants	Rules 457(g) and 457(i)	6,035,000	(6)		11.5009	(7)	$69,407,931.50	0.00015310	$10,626.35
Fees Previously Paid	Other	Warrants to Purchase Ordinary Shares	Rule 457(g)	12,070,000	(8)		—		$—	0.00015310	—
	Total Offering Amounts								$122,895,261.85	0.00015310	$18,815.26
	Total Fees Previously Paid										$18,815.26
	Total Fee Offsets										—
	Net Fee Due										—

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement on Form F-4 shall be deemed to cover any additional shares of ordinary shares, par value $0.0001 per share, or the Ordinary Shares, of Alps Global Holding Pubco that may be issued as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Represents the book value of the securities of Alps Life Sciences Inc, a Cayman Islands exempted company (“Alps Holdco”), as of the latest practicable date prior to the date that this Registration Statement on Form F-4, as amended, was first filed with the U.S. Securities and Exchange Commission (the “SEC”), to be cancelled for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(3)	The number of ordinary shares, par value $0.0001 per share (“PubCo Ordinary Shares”), of Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”) being registered is based upon the maximum number of PubCo Ordinary Shares issuable in connection with the business combination (the “Business Combination”) to be effected pursuant to a business combination agreement (the “Merger Agreement”), among Globalink Investment Inc., a Delaware limited liability company (“Globalink”), GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the effective time of the acquisition merger (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative” or the “Sponsor”), PubCo, Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Holdco and Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”).

(4)	This number is based on (a) 3,722,511 PubCo Ordinary Shares to be issued upon the consummation of the Business Combination (the “Closing”) to holders of Globalink’s ordinary shares, assuming no redemptions of Globalink’s shares at Closing; and (b) 1,207,000 PubCo Ordinary Shares to be issued to Globalink’s right holders upon automatic conversion upon Closing.

(5)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.85, the average of the high and low prices of shares of Globalink common stock as reported on OTC Pink as of December 18, 2024 (within five business days prior to the date that this Registration Statement on Form F-4, as amended, was first filed with the SEC).

(6)	Represents PubCo Ordinary Shares issuable underlying PubCo warrants.

(7)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the sum of (a) the average of the high ($0.0009) and low ($0.0009) prices for the Globalink warrants on the Nasdaq Stock Market as of December 17, 2024 (within five business days prior to the date that this Registration Statement on Form F-4, as amended, was first filed with the SEC) and (b) $11.50, the exercise price of the Globalink warrants, resulting in a combined maximum offering price per warrant of $11.5009. The maximum number of PubCo warrants and PubCo Ordinary Shares issuable upon exercise of PubCo warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the PubCo warrants has been allocated to the underlying PubCo Ordinary Shares and those PubCo Ordinary Shares are included in the registration fee.

(8)	Represents warrants of PubCo, each whole warrant entitling the holder to purchase one half of PubCo Ordinary Share, to be issued in exchange for (a) 11,500,000 Globalink public warrants and (b) 570,000 Globalink private warrants, pursuant to the Business Combination. No additional registration fee is payable pursuant to Rule 457(g).